                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      DIAL-THRU INTERNATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

                                     [LOGO]

March 28, 2000

Dear Dial-Thru International Stockholder:

   I am pleased to invite you to Dial-Thru International's Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Monday, May 15, 2000 at the Harvey Hotel, 4545 W. John Carpenter Frwy., Hwy. 114 and Esters Rd., Irving, Texas (phone no. 972-929-4500).

   At the meeting, you and the other stockholders will be asked to (1) elect five directors to the Dial-Thru International Board; (2) approve the 2000 Omnibus Securities Plan, which authorizes the granting of restricted and bonus stock, and incentive and non-qualified stock options, to employees, directors and consultants of Dial-Thru International; and (3) ratify the appointment of King Griffin & Adamson, P.C. as the Company's independent auditors for the current fiscal year. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Dial-Thru International and its operations, including its audited financial statements, in the enclosed Annual Report.

   We hope you can join us on May 15. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                          Yours truly,

                                          /s/ Roger D. Bryant
                                          _____________________________________
                                          Roger D. Bryant
                                          Chairman and Chief Executive Officer

                      DIAL-THRU INTERNATIONAL CORPORATION
                            8100 JETSTAR, SUITE 100
                              IRVING, TEXAS 75063

                               ----------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2000

                               ----------------

To the Stockholders of Dial-Thru International Corporation:

   NOTICE IS HEREBY given that the 2000 Annual Meeting of Stockholders (the "Meeting") of Dial-Thru International Corporation (the "Company") will be held at the Harvey Hotel, 4545 W. John Carpenter Frwy., Hwy. 114 and Esters Rd., Irving, Texas (phone no. 972-929-4500) on Monday, May 15, 2000 at 10:00 a.m., for the following purposes:

     1. To elect 5 Directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2. To consider a proposal to adopt and approve the Company's 2000 Omnibus Securities Plan.

     3. To consider and act upon a proposal to ratify the selection of King, Griffin & Adamson P.C., to serve as independent auditors for its current fiscal year; and

     4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

   A list of stockholders of the Company entitled to notice of and to vote at the Meeting will be available for examination at the Meeting and during ordinary business hours at the principal offices of the Company at the address set forth above for ten days prior the Meeting.

   You are cordially invited to attend the Meeting.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors,

                                          /s/ John Jenkins
                                          _____________________________________
                                             John Jenkins
                                             SECRETARY

March 28, 2000

                      DIAL-THRU INTERNATIONAL CORPORATION
                            8100 JETSTAR, SUITE 100
                              IRVING, TEXAS 75063

                               ----------------

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2000

                               ----------------

                     SOLICITATION AND REVOCATION OF PROXIES

   This Proxy Statement and the accompanying proxy are solicited on behalf of the Board of Directors of Dial-Thru International Corporation, formerly known as ARDIS Telecom & Technologies, Inc., successor by merger to Canmax Inc. (the "Company"). The proxies will be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 15, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment(s) of the Annual Meeting. This Proxy Statement, the accompanying proxy and the Company's Annual Report on Form 10-K for the year ended October 31, 1999, are first being sent to stockholders of the Company on or about March 28, 2000.

   All properly completed proxies received prior to the Annual Meeting and not revoked will be voted in accordance with your instructions. IF NO SUCH INSTRUCTIONS ARE MADE, THEN PROXIES WILL BE VOTED

  . FOR THE ELECTION OF THE NOMINEES UNDER THE CAPTION "ELECTION OF
    DIRECTORS;"

  . FOR THE ADOPTION AND APPROVAL OF THE COMPANY'S 2000 OMNIBUS SECURITIES
    PLAN AS DESCRIBED UNDER THE CAPTION "APPROVAL OF OMNIBUS SECURITIES
    PLAN;" AND

  . FOR THE RATIFICATION OF THE COMPANY'S SELECTION OF KING GRIFFIN & ADAMSON
    P.C. TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS DURING THE CURRENT FISCAL YEAR.

If any other matters come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

   The Company encourages the personal attendance of its stockholders at the Annual Meeting. The execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person.

   Proxies may be revoked if you:

  - Deliver a signed, written revocation letter, dated any time before the proxy is voted, to Mr. John Jenkins, Secretary, Dial-Thru International Corporation, at the Company's principal executive offices, 8100 Jetstar Drive, Suite 100, Irving, Texas 75063; or

  - Sign and deliver a proxy, dated later than any previously delivered proxy to the above address; or

  -  Attend the meeting and vote in person.

Attending the Annual Meeting alone will not revoke your proxy. A revocation letter or a later-dated proxy will not be effective until received by the Company at or prior to the Annual Meeting.

   In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone, facsimile and/or through the internet. These persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares. The Company will reimburse such persons and the transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. The Company will bear the cost of the solicitation.

   The Company's Annual Report on Form 10-K covering the Company's fiscal year ended October 31, 1999 (the "Annual Report"), including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the materials for the solicitation of proxies.

                          VOTING SECURITIES AND QUORUM

   Only stockholders of record at the close of business on March 24, 2000 will be entitled to notice of and to vote at the Annual Meeting. On March 24, 2000
the Company had issued and outstanding      shares of its common stock, $.001
par value per share (the "Common Stock"), which is the only class of its capital stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

   Abstention and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of votes cast on proposals presented to the stockholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Assuming the presence of a quorum, the affirmative vote of the holders on the record date of a plurality of the shares of Common Stock outstanding, represented in person or by proxy at the Annual Meeting, is required to elect directors for the Company. Stockholders may not cumulate their votes in the election of directors. All matters other than the election of directors submitted for a vote at the Annual Meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or in the Company's Certificate of Incorporation or Bylaws. Stockholders who fail to return a proxy or attend the Annual Meeting will not count towards determining any required plurality, majority or quorum.

ITEM 1.

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

   Five directors are to be elected at the Meeting, to serve until the Company's next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal. Each of the nominees listed below currently serves as a director of the Company, and each of the nominees, other than Mr. Jenkins and Mr. Vierra, was elected to the Board of Directors at the Company's 1999 Annual Meeting of Stockholders. Unless authority to vote for one or more nominees is withheld, the enclosed proxy will be voted "FOR" the election of all of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

   The following table sets forth certain information regarding the executive officers and directors of the Company who are expected to be directors and executive officers of the Company.

 Name                     Age Position with the Company
 ----                     --- -------------------------
 Roger D. Bryant.........  57 Chairman, Chief Executive Officer and Director
 John Jenkins............  38 President, Chief Operating Officer, Interim Chief
                              Financial Officer, Secretary and Director
 Lawrence Vierra.........  54 Executive Vice President and Director
 Robert M. Fidler........  61 Director
 Nick DeMare.............  45 Director

   ROGER D. BRYANT has served as the Chief Executive Officer and a director of the Company since November 15, 1994. Since December 15, 1999, Mr. Bryant has served as the Chairman of the Company. From November 15, 1994 until December 15, 1999, Mr. Bryant served as President of the Company. Prior to joining the Company, Mr. Bryant served as President of Network Data Corporation, a private corporation which specialized in developing software for the convenience store and retail petroleum industries, and as President of Wayne Division, USA, a division of Dresser Industries Inc., a manufacturer of fuel dispensing equipment. Mr. Bryant currently serves as a director of Field Point Petroleum Corporation. Mr. Bryant has extensive knowledge and experience in the software development, retail petroleum and convenience store industries. Mr. Bryant holds a degree in electrical engineering.

   JOHN JENKINS has served as director and as the President of the Company since December 15, 1999. Mr. Jenkins has also served as the President of Dial-Thru.com, Inc. a subsidiary of the Company, since November 2, 1999. In May of 1997, Mr. Jenkins founded Dial-Thru International Corporation, a California corporation now known as DTI LIQ-CO, Inc., and served as its President and Chief Executive Officer until joining the Company on November 2, 1999. Prior to 1997, Mr. Jenkins served as the President and Chief Financial Officer for Golden Line Technology, a French telecommunications company. Prior to entering the telecommunications industry, Mr. Jenkins owned and operated several software, technology and real estate companies. Mr. Jenkins holds degrees in physics and business/economics.

   LAWRENCE VIERRA has served as an Executive Vice President and a Director of the Company since January 14, 2000. From 1995 through 1999, Mr. Vierra served as the Executive Vice President of RSL COM U.S.A., Inc., an international telecommunications company, where Mr. Vierra was primarily responsible for international sales. From 1987 through 1995, Mr. Vierra was a Vice President with GTE Corporation, a telecommunications company, with primary responsibilities for sales and marketing. Prior to 1987, Mr. Vierra held senior executive positions in international sales, marketing and business development with various companies such as ITC, Sprint Corporation and Charles Schwab. Mr. Vierra has also served on the board of directors and executive committees of various telecommunications companies. Mr. Vierra has extensive knowledge and experience in the international sales and marketing of telecommunications products and services. Mr. Vierra holds degrees in marketing and business administration.

   ROBERT M. FIDLER has served as a director of the Company since November 1994. Mr. Fidler joined Atlantic Richfield Company ("ARCO") in 1960, was a member of ARCO's executive management team from 1976 to 1994 and was ARCO's manager of New Marketing Programs from 1985 until his retirement in 1994. Mr. Fidler has extensive knowledge and experience in managing retail petroleum operations.

   NICK DEMARE has served as a director of the Company since January 1991. Since May, 1991, Mr. DeMare has been the President and Chief Financial Officer of Chase Management Ltd., where his overall responsibility includes providing a broad range of administrative, management and financial services to private and public companies with varied interests in mineral exploration and development, precious and base metals production, oil and gas, venture capital and computer software. Mr. DeMare has served and continues to serve on the boards of a number of Canadian public companies. Mr. DeMare also serves and on the board of directors of North Lily Mining Co., a mining company, and LEK International, Inc., an oil and gas company. Mr. DeMare is a Chartered Accountant (Canada).

MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors held nine meetings during the fiscal year ended October 31, 1999. The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. There is no standing nominating committee. Each of the directors attended at least 75% of the meetings of the Board of Directors and any committee on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

   Throughout the Company's 1999 fiscal year, the Audit Committee consisted of Nick DeMare and W. Thomas Rinehart. Robert M. Fidler succeeded W. Thomas Rinehart as a member of the Audit Committee following Mr. Rinehart's resignation from the Board of Directors on December 1, 1999. The Audit Committee makes recommendations to the Board of Directors or management concerning the engagement of the Company's independent public accountants and matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls. The Audit Committee also reports its recommendations to the Board of Directors as to the approval of the financial statements of the Company. The Audit Committee held one meeting during the fiscal year ended October 31, 1999.

   Throughout the Company's 1999 fiscal year, the Compensation Committee consisted of Robert M. Fidler and W. Thomas Rinehart. Nick DeMare succeeded W. Thomas Rinehart as a member of the Company's Compensation Committee following Mr. Rinehart's resignation from the Company's Board of Directors on December 1, 1999. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is also responsible for administration of the Company's stock option and executive incentive compensation plans. The Compensation Committee held two meetings during the fiscal year ended October 31, 1999.

COMPENSATION OF DIRECTORS

   Each director who is not an officer of the Company receives a fee of $1,500 for each Board meeting attended. Directors are not compensated for attending committee meetings. Further, all directors participate in the Company's Stock Option Plan and are awarded non-qualified stock options for 5,000 shares of Common Stock annually for service on the Board of Directors.

   On April 26, 1999, the Company entered into a one-year Consulting Agreement with W. Thomas Rinehart, who was a director of the Company at that time. Mr. Rinehart's consulting services related to the development of software for the Company's calling-card platform and a strategic marketing plan for the Company's products and services. Payments under the Consulting Agreement were $5,000 per quarter (for an aggregate of $20,000) and the issuance of a warrant to acquire 20,000 shares of the Company's common stock at $0.45 per share, the closing price on the date preceding the date of the warrant issuance.

SIGNIFICANT EMPLOYEES

   A brief description of the business experience and position of certain significant employees of the Company and its subsidiaries who are not also directors is provided below.

   IVOR J. FLANNERY is Vice President of Technology of RDST, Inc., formerly known as Canmax Telecom, Inc., and has served in that capacity since January 1989. Mr. Flannery joined the Company in September 1983 and has held positions of increasing responsibility. Prior to joining the Company, he was an Advanced Systems Engineer for RIM Technology, a software development company which developed point of sale systems for the retail petroleum industry.

   SCOTT R. MATTHEWS is Vice President of Telecommunications Development/Sales and Marketing of RDST, Inc. and has served in that capacity since April 1998. From February 1996 to March 1998, Mr. Matthews was the Vice President of Sales and Marketing at Galaxy Communications, Inc., a telecommunications company. Mr. Matthews previously served as the Director of Sales of ATCALL, Inc., a telecommunications company.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

   The following table sets forth certain information as of February 1, 2000, concerning those persons known to the Company, based on information obtained from such persons, the Company's records and schedules required to be filed with the Securities and Exchange Commission and delivered to the Company, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially 5% or more of such outstanding Common Stock, (ii) each current director of the Company and each nominee for election as a director, (iii) each Named Executive Officer and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned. Effect has been given to shares reserved for issuance under outstanding stock options and warrants where indicated.

                                                    Amount and
                                                    Nature of
                                                    Beneficial       Percent of
       Name and Address of Beneficial Owner         Ownership         Class(1)
       ------------------------------------         ----------       ----------
Dodge Jones Foundation............................  1,000,000           12.4%
400 Pine Street, Suite 900
Abilene, Texas 79601
Joseph E. Canon...................................  1,000,000(2)        12.4%
Dodge Jones Foundation
P.O. Box 176
Abilene, Texas 79601
DTI LIQ-CO, Inc...................................  1,000,000(3)        12.4%
700 South Flower, Suite 2950
Los Angeles, CA 90017
John Jenkins......................................  1,000,000(3)(4)     12.4%
700 South Flower, Suite 2950
Los Angeles, CA 90017
Roger D. Bryant(5)................................    650,000(6)         7.6%
Lawrence Vierra...................................          0            --
2353 Dolphin Court
Henderson, NV 89014
Nick DeMare.......................................     56,880(7)           *
Chase Management
1090 West Georgia Street, Suite 1305
Vancouver, BC V6E 3V7
Robert M. Fidler..................................     35,000(8)           *
987 Laguna Road
Pasadena, California 91105
Ivor J. Flannery(6)...............................    147,218(9)         1.8%
Scott R. Matthews(6)..............................     30,000(10)          *
Debra L. Burgess(6)...............................    372,778(11)        4.6%
All Executive Officers and Directors as a group (7
 persons).........................................  1,919,098(12)       21.9%

--------
 * Less than 1.0%

 (1) Based upon 8,047,682 shares of Common Stock outstanding as of February 1, 2000.
 (2) Includes 1,000,000 shares held by Dodge Jones Foundation, of which Mr. Canon serves as the Executive Director. As such, Mr. Canon exercises voting power over all such shares.
 (3) Does not include and additional 1,000,000 shares that may be issued to DTI LIQ-CO, Inc. pursuant to the terms of the Asset Purchase Agreement dated November 2, 1999 between John Jenkins, DTI LIQ-CO, Inc. (formerly known as Dial-Thru International Corporation, a California corporation), Dial-Thru.com, Inc. (formerly known as Dial-Thru International Corporation, a Delaware corporation) and Dial-Thru International Corporation (formerly known as ARDIS Telecom & Technologies, Inc.) upon the achievement of specified earnings and revenue goals.
 (4) Includes 1,000,000 shares held by DTI LIQ-CO, Inc., a California corporation that is in the process or liquidating. Mr. Jenkins is the sole shareholder, director and executive officer of such entity and exercises voting and investment power over all of such shares.
 (5) The business address for the Company's executives is P.O. Box 2985, Coppell, Texas 75019.
 (6) Includes 300,000 shares of Common Stock which may be acquired through the exercise of stock options which are exercisable within 60 days of February 1, 2000 ("Vested Options") and 250,000 shares subject to presently exercisable warrants.
 (7) Includes 46,600 Vested Options.
 (8) Includes 30,000 Vested Options.
 (9) Includes 49,000 Vested Options.
(10) Includes 30,000 Vested Options.
(11) Includes 125,000 shares subject to presently exercisable warrants. Ms. Burgess resigned as an officer and director of the Company on January 14, 2000.
(12) Includes 455,600 Vested Options and 250,000 shares subject to presently exercisable warrants. Excludes shares and warrants held by Ms. Burgess, who ceased being a director, officer or employee of the Company as of January 14, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During the first quarter of 1995, a director, W. Thomas Rinehart advanced the Company $250,000. This advance was unsecured and bore interest at the rate of 10%. The principal balance was due on demand and could be repaid by the Company from time to time. Principal payments of $95,765 (together with accrued interest thereon) were repaid during the six months ended April 30, 1997, which fully satisfied the Company's obligation.

   On April 30, 1997, Founders Equity Group, Inc. ("Founders") acquired from Electronic Data Systems ("EDS") 863,364 shares of Common Stock in a private transaction, in connection with which the Company agreed to extend to Founders certain registration rights similar to those previously held by EDS. On May 9, 1997, Founders exercised its right to demand that the Company file a registration statement with regard to all of its shares of Common Stock. Under applicable securities laws, the Company was unable to file the Founders registration statement until after the filing of a registration statement relating to the proposed Merger of the Company with Auto-Gas Systems, Inc., which merger was subsequently abandoned. Pursuant to the terms of the registration rights agreement with Founders, the Company was to have filed a registration statement on or about July 23, 1997 or incur a registration penalty of 50,000 shares per month. Founders agreed to extend the registration obligation until August 26, 1997 in exchange for its receipt of a warrant to acquire 50,000 shares of Common Stock at an exercise price of $2.00 per share. The closing price for the Common Stock on August 25, 1997 was $2.375. In addition, in May of 1997, the Company retained Founders to provide advisory services regarding the proposed Merger with Auto-Gas Systems, Inc., and agreed to pay to Founders a fee of $25,000 for such services. The fee for said services was determined by arms-length negotiations; however, the Company did not solicit other advisors to provide such services.

   On April 30, 1997, the Dodge Jones Foundation acquired from EDS 1,000,000 shares of Common Stock in a private transaction, in connection with which the Company agreed to extend to the Dodge Jones Foundation certain registration rights similar to those previously held by EDS.

   On October 30, 1997, Founders advanced the Company $100,000. The advance was unsecured and had an interest rate of 12%. On November 6, 1997, the Company repaid principal and interest of $100,230, which fully satisfied its obligation with regard to such advance.

   On December 15, 1997, the Company executed a convertible loan agreement (the "Original Agreement") with Founders, which held beneficial ownership of in excess of 5% of the Company's securities at the time, providing for financing of up to $500,000 at an interest rate of 10% per annum. Advances under the Original Agreement were secured by a lien on all of the Company's assets. Indebtedness outstanding under the Original Agreement was convertible, at the option of Founders, into shares of Common Stock at a conversion price of $1.25 per share, subject to adjustment for certain events, and was redeemable at the option of the Company at 110% of par. The closing price for the Common Stock on December, 1997 was $1.25.

   On February 5, 1998, Founders and the Company entered into an agreement pursuant to which Founders agreed to provide financial advisory and consulting services to the Company. Founders was publicly known as a significant shareholder and financial supporter of the Company and was approached by agents representing parties interested in acquiring the Company's software division to determine whether the Company would be interested in pursuing such a transaction. The Company agreed to retain Founders to assist it in evaluating the proposed offer and in negotiating any agreements that might result therefrom. Under the terms of the agreement, the Company agreed to pay to Founders a fee equal to 3% of the value of the consideration received in any sale or merger of any division or subsidiary of the Company. Subsequently, the Company reestablished discussions with a party that had previously expressed an interest in acquiring the Company's software division, and Founders provided advice and counseling during the negotiation of the sale of the Company's software division. As a result of this agreement, Founders received $120,000 calculated based upon the initial $4.0 million received upon the sale of the Company's software division and waived its right to receive any additional fees on the contingent payments from that sale of up to $3.625 million. However, Founders did not deliver any formal advisory or fairness opinion to the Company. The fee for Founders services was determined by arms-length negotiation; however, the Company did not solicit other advisors to provide said services and therefor the Company did not determine whether the fees were comparable to that which would have been obtainable from disinterested third parties.

   On February 11, 1998, the Company and Founders executed a loan commitment letter (the "Loan Commitment") which provided for a multiple advance loan of up to $2 million upon terms similar to the Original Agreement; however, indebtedness outstanding under the Loan Commitment was convertible into shares of Common Stock at a conversion price equal to the average closing prices of the Common Stock over the five-day trading period immediately preceding the date of each advance. As consideration for the Loan Commitment, the Company paid a commitment fee of $10,000. On February 24, 1998, Founders advanced $150,000 under the Loan Commitment which was convertible into shares of Common Stock at a conversion price equal to $1.025.

   As of March 31, 1998, Founders (and certain of its affiliates) entered into the First Restated Loan Agreement (the "Loan Agreement") which consolidated all rights and obligations of the Company to Founders under the Original Agreement and the Loan Commitment. Amounts advanced under the Loan Agreement bear interest at the rate of 12% per annum, are secured by a lien on all of the Company's assets and are convertible into shares of Common Stock, at the option of Founders, at $.80 per share. The closing price of the Common Stock on March 30, 1998 was $0.75. On August 25, 1998, Founders agreed to release its lien on all of the Company's assets upon the consummation of the proposed sale of its software division. As consideration for the release, the Company agreed, upon the consummation of the proposed sale of its software business, to repay $1.0 million of the $1.5 million currently outstanding under the Loan Agreement, and to allow Founders to convert the remaining $500,000 plus all accrued but unpaid interest outstanding under the Loan Agreement into shares of Common Stock at a conversion price of $.50 per share. The closing price of Common Stock on August 24, 1998 was $.593. The Company used 1,000,000 from the sale of its software business to pay down the indebtedness to Founders.

   On December 11, 1998, the Company and Founders executed Amendment No. 1 to the Loan Agreement, pursuant to which the Company agreed to defer Founders' conversion of the remaining indebtedness outstanding under the Loan Agreement in exchange for (a) Founders' waiver of any registration obligation under the Registration Rights Agreement dated May 1, 1997 or under the Loan Agreement until February 1, 1999 or the Company's earlier delivery of a conversion notice, (b) the adjustment of the conversion price for the remaining convertible indebtedness outstanding under the Loan Agreement ($500,000) from $.50 per share to the greater of $.50 per share or 75% of the average closing price of the Common Stock over the ten trading days preceding the delivery of a conversion notice, and (c) Founders' agreement to convert the remaining outstanding principal amount under the Loan Agreement ($500,000) upon written notice from the Company at the adjusted conversion price described above. Further, the amendment to the Loan Agreement reduced the interest rate payable on the outstanding principal amount under the Loan Agreement from 12% to 9% per annum. The amendment also terminated any additional funding obligations of Founders under the Loan Agreement. On May 4, 1999, the Company repaid the balance of the amounts outstanding ($500,000) under the Loan Agreement with Founders and the Company's obligations under the Loan Agreement were terminated.

   The interest rate, conversion prices and exercise prices for the Company's various transactions with Founders were determined by arms-length negotiations; however, because of the Company's financial position and the timing of the Company's liquidity needs throughout these periods, as well as the unavailability of traditional bank financings during these periods, the Company did not seek alternative sources of financing. The Company believes that the terms of such financing were fair; however, the Company did not make any attempt to determine whether such terms were comparable to what would have been obtainable from disinterested, third parties.

EXECUTIVE COMPENSATION

   The following table summarizes the compensation paid by the Company and its subsidiaries during the years ended October 31, 1999, 1998 and 1997 for services in all capacities to each of the Company's chief executive officer and the executive officers (the "Named Executive Officers") of the Company whose total annual salary and bonus exceeded $100,000 during fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                Securities
   Name and Principal                              Other Annual Underlying     All Other
        position         Year Salary($) Bonus($)   Compensation Options(#)    Compensation
   ------------------    ---- --------- --------   ------------ ----------    ------------
Roger D. Bryant......... 1999  200,000   82,066(1)     --        300,000(2)      5,860(3)
 President and CEO       1998  185,000      --         --        250,000(4)      3,230(5)
                         1997  185,000      --         --         45,000           538(5)
Debra L. Burgess(6)..... 1999  165,000   82,066(1)     --        137,800(7)      2,821(8)
                         1998  140,000      --         --        125,000(9)        415(5)
                         1997  140,000      --         --         35,000            69(5)
Ivor J. Flannery........ 1999  129,583   36,033(1)     --         62,000(11)     1,823(12)
 Vice President          1998  110,000    3,100        --            --            --
 Technology(10)          1997  110,000      --         --         23,000           --
Scott R. Matthews....... 1999  116,242      --         --         30,000(13)     1,385(12)
 Vice President          1998   62,477    5,000        --            --            --
 Sales and Marketing(10) 1997      --       --         --            --            --

--------
 (1) Includes stock bonuses of 100,000 shares to each of Mr. Bryant and Ms. Burgess and 50,000 shares to Mr. Flannery, valued at $32,066, $32,066 and $16,033, respectively, based upon the closing price of the Common Stock on the date preceding the grant.
 (2) Includes stock options to purchase 290,000 shares of Common Stock that were repriced to $0.40 per share on December 11, 1998 (see "Repricing of Stock Options").

 (3) Includes $3,230 of compensation associated with supplemental long-term disability insurance and $2,630 of matching 401(k) plan contributions by the Company.
 (4) Includes 1997 Performance Warrants to purchase 250,000 shares of Common Stock that vested upon the Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998. The 1997 Performance Warrants were not issued under the Company's stock option plan.
 (5) Reflects compensation associated with long-term disability insurance.
 (6) Ms. Burgess resigned as the Company's Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary on January 14, 2000.
 (7) Includes stock options to purchase 122,800 shares of Common Stock that were repriced to $0.40 per share on December 11, 1998 (see "Repricing of Stock Options").
 (8) Includes $415 of compensation associated with long-term disability insurance and $2,406 of matching 401(k) plan contributions by the Company.
 (9) Includes 1997 Performance Warrants to purchase 125,000 shares of Common Stock that vested upon the Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998. The 1997 Performance Warrants were not issued under the Company's stock option plan.
(10) Reflects positions held with the Company's subsidiary, RDST, Inc.
(11) Includes stock options to purchase 49,000 shares of Common Stock that were repriced to $0.40 per share on December 11, 1998 (see "Repricing of Stock Options").
(12) Reflects matching 401(k) plan contributions by the Company.
(13) Includes stock options to purchase 30,000 shares of Common Stock that were repriced to $0.40 per share on December 11, 1998 (see "Repricing of Stock Options").

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

   Mr. Bryant serves as the chief executive officer of the Company and its subsidiaries, Canmax Retail Systems, Inc. ("CRSI," through which the software business was conducted) and RDST, Inc. ("RDST," through which the Company's prepaid telecommunications business is conducted), pursuant to a written employment agreement dated July 1, 1998. The employment agreement provides for certain benefits and protections upon a "Change of Control," which is defined to occur (i) at any time a person becomes a "beneficial owner" of in excess of thirty percent of the combined voting power of the outstanding securities of CRSI or the Company, (ii) if, at any time during the twenty-four month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination thereof, at least a majority of the Company's Board shall cease to consist of either (a) directors who served prior to such transaction or (b) directors whose nomination for election by the stockholders of the Company was approved by at least two-thirds of all directors then serving, or (iii) at any time the stockholders of the Company approve an agreement to sell or dispose of all or substantially all of the assets of CRSI or the Company. The employment agreement also permits the Company to terminate Mr. Bryant for "Cause", meaning a termination as a result of (a) acts of dishonesty constituting a felony or intended to result in substantial gain for personal enrichment at the expense of the Company or its subsidiaries, or (b) the willful and continued failure to substantially perform his duties and responsibilities following a demand for substantial performance by the Company. The employment agreement prohibits Mr. Bryant from engaging in any activities in competition with the Company or its subsidiaries during the employment term and prohibits the executive from soliciting any employees, customers or clients of the Company or its subsidiaries during the 2-year period following any voluntary termination by the executive or termination for Cause. Ms. Burgess served as an executive officer of the Company, CRSI and RDST pursuant to an employment agreement substantially the same as Mr. Bryant's until her resignation from the Company on January 14, 2000.

   The July 1, 1997 employment agreements with Mr. Bryant and Ms. Burgess provided for the issuance of warrants ("1997 Performance Warrants") to each executive as additional employment compensation. Each 1997 Performance Warrant expires 10 years from the date of issuance and, prior to the amendments to the 1997 Performance Warrants in July of 1998, were exercisable at a price of $2.25 per share, the closing price of the

Common Stock on July 17, 1997, the date that the Compensation Committee approved the issuance of such warrants. The vesting of the 1997 Performance Warrants was conditioned on the Company's achievement of certain financial targets or upon the occurrence of a Change of Control. The 1997 Performance Warrants vested on January 30, 1998 as a result of the Company's issuance of shares of common stock and warrants as consideration for its acquisition of USCommunication Services, Inc. ("USC"). Effective July 20, 1998, the Compensation Committee reduced the exercise price of the 1997 Performance Warrants from $2.25 per share to $0.53 per share, the closing price of the Common Stock on July 17, 1998, the trading date preceding the date that the Compensation Committee repriced the 1997 Performance Warrants. In addition, on such date the Compensation Committee also issued to Mr. Bryant and Ms. Burgess additional performance warrants (the "1998 Performance Warrants") having an exercise price of $0.53 per share and a 10 year expiration period, the vesting of which is dependent either upon the Company's recording of revenues in excess of $50 million in any period of twelve consecutive months with positive earnings during such twelve-month period or upon a Change of Control (other than a Change of Control arising from the sale of the software division). The 1998 Performance Warrant issued to Ms. Burgess expired unexercised on her resignation from the Company on January 14, 2000.

   Mr. Bryant's employment agreement expires June 30, 2001. Mr. Bryant is entitled to receive an annual base salary of $200,000 and to participate in any bonus programs established by the Company's Board. Pursuant to his employment agreement, Mr. Bryant has also been granted 1997 Performance Warrants to acquire 250,000 shares of Common Stock and 1998 Performance Warrants to acquire an additional 100,000 shares of Common Stock. Pursuant to the terms of his agreement, Mr. Bryant may elect to voluntarily terminate his employment within 90 days following a Change of Control and receive a lump sum payment equal to one year's base salary. Mr. Bryant's employment agreement also provides for the vesting of all outstanding options and warrants to acquire Common Stock held by Mr. Bryant upon a Change of Control (other than a Change of Control arising from the sale of the software division). If Mr. Bryant is terminated during his employment period without Cause, he will be entitled to continue to receive his base salary and benefits for a period of two years and an amount equal to any bonus paid during the preceding 12 months (payable in 24 monthly installments) in accordance with CRSI's standard payroll cycle; provided, however, that such amounts shall be payable in a lump sum following a Change of Control.

   Pursuant to the terms of her employment agreement, Ms. Burgess was entitled to receive an annual base salary of $165,000 and to participate in any bonus programs established by the Company's Board. Pursuant to her employment agreement, Ms. Burgess was also granted 1997 Performance Warrants to acquire 125,000 shares of Common Stock and 1998 Performance Warrants to acquire 200,000 shares of Common Stock. Ms. Burgess' 1998 Performance Warrants expired unexercised upon her resignation from the Company on January 14, 2000. Pursuant to the terms of her agreement, Ms. Burgess was entitled to similar Change of Control protections and benefits as provided in Mr. Bryant's employment agreement. Ms. Burgess' employment agreement also provided that she would be entitled to continue to receive her base salary and benefits for a period of one year, plus an amount equal to 50% of any bonus paid during preceding 12 months following any termination without Cause. Ms. Burgess' employment agreement was terminated upon her resignation from the Company on January 14, 2000. Pursuant to the terms of the severance arrangement between Ms. Burgess and the Company, Ms. Burgess will be entitled to continue to receive her base salary (of $165,000 annually) in accordance with the Company's regular payroll cycle for 12 months, and shall continue to receive health benefits from the Company for a period of 12 months (unless Ms. Burgess obtains other employment that provides comparable benefits, in which case the Company's obligation to provide health benefits shall cease).

   The Company and RDST are both parties to written employment agreements with Ivor J. Flannery, the Vice President of Technology of RDST, and Scott R. Matthews, the Vice President of Telecommunications Development/Sales and Marketing of RDST. Each employment agreement requires the Company to give at least six month's prior written notice of any termination of employment without Cause. The employment agreement for Mr. Flannery provides for an annualized base salary of $110,000, while the employment agreement with Mr. Matthews provides for an annualized base salary of $95,000.

   In the event the Company terminates either Mr. Flannery or Mr. Matthews without cause upon less than six months prior written notice, such employee is entitled, for a period of six months from the date of delivery of notice of termination without cause, (i) to continue to receive the base salary in effect at the time of termination in accordance with the Company's regular payroll cycle, (ii) to receive monthly payments equal to one-twelfth of any bonuses paid during the 12-month period preceding the date of termination, and (iii) to continue to participate in all regular employee benefit plans of the Company. Each employment contract provides that if such employee is involuntarily terminated (other than for "cause") in contemplation of, or within six months following, a Change of Control, then the employee would be entitled to receive a lump sum severance payment equal to fifty percent (50%) of the employee's annualized base salary in effect at the time of the involuntary termination plus 50% of any bonuses paid during the preceding 12 month period. Each employment contract also provides that the employee is entitled to continue to participate in any employee benefit plans for a period of six months following the date of termination, and that upon a Change of Control any unvested options held by such employee would be immediately vested and exercisable. In addition, Mr. Flannery and Mr. Matthews have each been granted 1998 Performance Warrants to acquire 100,000 shares of Common Stock.

   On November 2, 1999, the Company acquired the assets and business operations of DTI LIQ-CO, Inc., a California corporation formerly known as Dial-Thru International Corporation. In connection with the acquisition, the Company and John Jenkins, the sole shareholder of the seller in the transaction, entered into an employment agreement with a two-year term and an annual base salary of $175,000. Mr. Jenkins is entitled to participate in any benefit programs established for the Company's executive officers. Mr. Jenkins is also guaranteed to receive a $10,000 bonus if the business acquired by the Company from Mr. Jenkins achieves average monthly revenues in excess of $1.9 million and average earnings (before interest, taxes, depreciation and amortization) of in excess of $235,000 during any period of three consecutive months ending on or before October 31, 2001, and is entitled to receive an additional $20,000 if the acquired business produces average monthly revenues in excess of $3.8 million and average monthly earnings (before interest, taxes, depreciation and amortization) in excess of $475,000 during any period of three consecutive months ending on or before October 31, 2001. Pursuant to the terms of his agreement, Mr. Jenkins is entitled to terminate his employment voluntarily within 90 days following a Change of Control and receive one year's annualized base salary in effect at the time of termination as a lump sum payment. Further, if Mr. Jenkins is involuntarily terminated other than for Cause in contemplation of or within two years following a Change of Control, the Company is obligated to pay to Mr. Jenkins a lump sum severance payment equal to his annualized base salary in effect at the time of the involuntary termination plus 50% of any bonuses paid during the preceding 12-month period. Mr. Jenkins' employment agreement also provides for the vesting of all outstanding options and warrants to acquire Common Stock held by Mr. Jenkins upon a Change of Control. If Mr. Jenkins is terminated during his employment period without Cause, he will be entitled to continue to receive his base salary and benefits for a period of one year and 50% of any bonuses paid during the preceding 12 months in accordance with the Company's standard payroll cycle.

STOCK OPTIONS

   The Board of Directors introduced a stock option plan (the "Stock Option Plan"), pursuant to a resolution dated March 29, 1990, in the form approved by the Company's stockholders at an annual general meeting held March 20, 1990. The Stock Option Plan authorizes the Directors to grant options to purchase common shares of the Company provided that, when exercised, such options will not exceed 2.3 million shares of Common Stock and no options will be granted to any individual director or employee which will, when exercised, exceed 5% of the issued and outstanding shares of Common Stock. The term of any option granted under the Stock Option Plan is fixed by the Board of Directors at the time the options are granted, provided that the exercise period may not be longer than 10 years from the date of granting. The exercise price of any options granted under the Stock Option Plan is the fair market value at the date of grant. On February 26, 1998, the Board of Directors increased the number of shares issuable under the Stock Option Plan from 1.2 million shares to 2.3 million shares so that stock options previously granted by the Board in excess of those permitted by the Stock Option Plan could be covered by the plan. On August 25, 1998, the Board of Directors approved an amendment to the

Stock Option Plan to extend the exercise period of any option holder that becomes an employee of a party continuing or surviving any merger or acquiring any material portion of the assets of the Company to two years from the date of such an event. Prior to these amendments, a former employee would have had a thirty-day period following their termination of employment without cause in which to exercise a stock option. On January 14, 2000, the Board of Directors approved an amendment to the Stock Option Plan to allow option holders to use stock or other consideration acceptable to the Board of Directors to exercise stock options, and to allow the Board the flexibility to amend the terms of the plan and stock option grants. These amendments also clarified the obligations of option holders desiring to exercise their stock options to provide the Company with sufficient amounts to pay withholding and other taxes due upon the exercise of a stock option. As of February 1, 2000, 1,308,668 shares of Common Stock had been issued under the Stock Option Plan, 896,622 shares remain subject to outstanding options under the Stock Option Plan, and 94,710 shares were available under the Stock Option Plan.

   On February 24, 2000, the Board of Directors adopted the 2000 Omnibus Securities Plan (the "2000 Securities Plan"), in the form attached as Annex A to this Proxy Statement. The 2000 Securities Plan is being submitted to the stockholders of the Company for approval. See "ITEM 2-Approval of the Company's 2000 Omnibus Securities Plan." The 2000 Securities Plan authorizes the Company to issue up to one million shares of common stock under the 2000 Securities Plan, either as bonus or restricted stock or upon the exercise of stock options granted under the 2000 Securities Plan. As of March 1, 2000, no shares or options had been issued or granted under the 2000 Securities Plan.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information with respect to stock options pursuant to the Company's stock option plans granted to the Named Executive Officers during fiscal year ended October 31, 1999.

                                               Individual Grants
                                         ------------------------------
                            Number of      % of Total
                           Securities    Options Granted
                           Underlying    to Employees in Exercise Price
Name                     Options Granted   Fiscal Year       ($/Sh)     Expiration Date
----                     --------------- --------------- -------------- ---------------
Roger D. Bryant.........     35,000(1)         3.9%          $0.40         10/25/00
Roger D. Bryant.........     50,000(1)         5.5%          $0.40         12/28/00
Roger D. Bryant.........     50,000(1)         5.5%          $0.40         12/28/01
Roger D. Bryant.........     50,000(1)         5.5%          $0.40         12/28/02
Roger D. Bryant.........     50,000(1)         5.5%          $0.40         12/28/03
Roger D. Bryant.........     10,000(1)         1.1%          $0.40         07/22/01
Roger D. Bryant.........      5,000(1)         0.6%          $0.40         04/30/02
Roger D. Bryant.........     13,333(1)         1.5%          $0.40         04/30/03
Roger D. Bryant.........     13,333(1)         1.5%          $0.40         04/30/04
Roger D. Bryant.........     13,334(1)         1.5%          $0.40         04/30/05
Roger D. Bryant.........      5,000            0.6%          $0.30         01/25/04
Roger D. Bryant.........      5,000            0.6%          $0.45         04/20/04

Debra L. Burgess........     15,800(1)         1.8%          $0.40         10/25/00(2)
Debra L. Burgess........     12,500(1)         1.4%          $0.40         12/28/00(2)
Debra L. Burgess........     12,500(1)         1.4%          $0.40         12/28/01(2)
Debra L. Burgess........     12,500(1)         1.4%          $0.40         12/28/02(2)
Debra L. Burgess........     12,500(1)         1.4%          $0.40         12/28/03(2)
Debra L. Burgess........     19,000(1)         2.1%          $0.40         07/22/01(2)
Debra L. Burgess........      5,000(1)         0.6%          $0.40         04/30/02(2)
Debra L. Burgess........      8,333(1)         0.9%          $0.40         04/30/03(2)
Debra L. Burgess........      8,333(1)         0.9%          $0.40         04/30/04(2)
Debra L. Burgess........      8,334(1)         0.9%          $0.40         04/30/05(2)
Debra L. Burgess........      8,000(1)         0.9%          $0.40         11/09/00(2)
Debra L. Burgess........      5,000(1)         0.6%          $0.40         04/25/01(2)
Debra L. Burgess........      5,000            0.6%          $0.30         01/25/04(2)
Debra L. Burgess........      5,000            0.6%          $0.45         04/26/04(2)

Ivor J. Flannery........      3,750(1)         0.4%          $0.40         12/28/00
Ivor J. Flannery........      3,750(1)         0.4%          $0.40         12/28/01
Ivor J. Flannery........      3,750(1)         0.4%          $0.40         12/28/02
Ivor J. Flannery........      3,750(1)         0.4%          $0.40         12/28/03
Ivor J. Flannery........      5,000(1)         0.6%          $0.40         04/30/03
Ivor J. Flannery........      5,000(1)         0.6%          $0.40         04/30/04
Ivor J. Flannery........      5,000(1)         0.6%          $0.40         04/30/05
Ivor J. Flannery........     19,000(1)         2.1%          $0.40         04/28/01

Scott R. Matthews.......     10,000(1)         1.1%          $0.40         04/15/04
Scott R. Matthews.......     20,000(1)         2.2%          $0.40         07/01/04

--------
(1) Represents stock options that were repriced to $0.40 per share on December 11, 1998.
(2) Pursuant to the terms of the option plan and the severance agreement with Ms. Burgess, Ms. Burgess' options expired on February 14, 2000, thirty days following her resignation from the Company.

   The following table sets forth information with respect to the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end by each of the Named Executive Officers. None of the Named Executive Officers exercised options in fiscal 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                       Number of Securities      Value of Unexercised
                                                      Underlying Unexercised   in-the-Money Options at
                                                       Options at FY-END(#)           FY-END(1)
                         Shares Acquired    Value    ------------------------- ------------------------
          Name           on Exercise(#)  Realized($) Exercisable Unexercisable Exerisable Unexercisable
          ----           --------------- ----------- ----------- ------------- ---------- -------------
Roger D. Bryant(2)......       --            --        550,000         --       $229,000        --
Debra L. Burgess(3).....       --            --        262,800         --       $108,830        --
Ivor J. Flannery........       --            --         44,000       5,000      $ 20,900      2,375
Scott R. Matthews.......       --            --         30,000         --       $ 14,250        --

--------
(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the Options on October 29, 1999 ($0.875 per share) and the exercise price of such options.
(2) Includes vested 1997 Performance Warrants to purchase 250,000 shares of Common Stock. The 1997 Performance Warrants were not issued under the Company's stock option plan.
(3) Includes vested 1997 Performance Warrants to purchase 125,000 shares of Common Stock. The 1997 Performance Warrants were not issued under the Company's stock option plan.

REPRICING OF STOCK OPTIONS

   On December 11, 1998, following the Company's sale of its software business, the Company repriced the outstanding stock options of the officers and directors that were continuing their employment with the Company with exercise prices lower than the terms of the original grant. In fiscal 1999, the Company's Compensation Committee consisted of two outside directors, Mr. Fidler and Mr. Rinehart. The Compensation Committee was responsible for determining the compensation of the Company's executive officers and senior management. The report of the Compensation Committee regarding the repricing of the stock options during fiscal 1999 is set forth below.

            COMPENSATION COMMITTEE REPORT ON STOCK OPTION REPRICING

   Following the Company's sale of its software business on December 7, 1998, a majority of the Company's employees terminated their employment relationship with the Company and accepted positions with Affiliated Computer Services, Inc., the purchaser of the software business. The remaining directors and employees of the Company were presented with the challenge of launching the Company's telecommunications business. Although the Company had operated as a software development company for many years, the Company was a new entrant to the telecommunications industry. The Compensation Committee recommended the repricing of all outstanding options by the remaining employees and directors of the Company to properly incentivize these people and to reward their risk in continuing with what was then essentially a start-up business. In addition, the Compensation Committee considered the various exercise prices of the then outstanding stock options relative to the decline in the Company's market value during the period leading up to and immediately following the sale of the Company's software business. The Compensation Committee recommended the repricing of the options held by the employees and directors of the Company to insure that the prior option grants would continue to provide appropriate incentives for these people to continue their services with the Company and to provide management with incentives to maximize shareholder value in light of the market price for the Common Stock as of the date of repricing. The Compensation Committee considers equity ownership in the Company a valuable component in rewarding performance and providing appropriate incentives to management to encourage the long-term growth and profitability of the Company.

COMPENSATION COMMITTEE:

Robert M. Fidler (Chairman)
W. Thomas Rinehart

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on the review of the copies of such reports filed during the fiscal year ended October 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that the Form 5 Annual Statement of Beneficial Ownership of Securities Report to have been filed by Robert M. Fidler on or about December 15, 1999 was filed thirty days late.

ITEM 2.

             APPROVAL OF THE COMPANY'S 2000 OMNIBUS SECURITIES PLAN

   On February 24, 2000, the Board of Directors adopted, subject to stockholder approval, the 2000 Omnibus Securities Plan of Dial-Thru International Corporation, the text of which is attached as Annex A to this Proxy Statement. Unless the 2000 Securities Plan is approved by the stockholders on or before February 24, 2001, it and all awards granted pursuant thereto will, under the terms of the plan, be null and void. The material features of the 2000 Securities Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2000 Securities Plan. Stockholders are urged to read the 2000 Securities Plan in its entirety.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2000 SECURITIES PLAN.

PURPOSE

   The purpose of the 2000 Securities Plan is to promote the interests of the Company (including its subsidiaries) and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons' contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. In furtherance of this purpose, the 2000 Securities Plan authorizes the granting of the following types of stock-based awards (each, an "Award"):

  . stock options;

  . restricted stock awards;

  . unrestricted stock awards;

  . performance stock awards; and

  . performance option awards.

   Each of these types of Awards is described below under "Awards."

   A total of 1,000,000 shares of Common Stock (subject to adjustment as described below) are reserved for issuance under the 2000 Securities Plan. Shares of Common Stock issued under the 2000 Securities Plan may be authorized but unissued shares, or shares reacquired by the Company, including shares purchased on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Awards under the 2000 Securities Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

   Nothing in the 2000 Securities Plan or in any Award granted pursuant to it confers upon any participant any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the employment of any person at any time.

   The holder of an Award granted pursuant to the 2000 Securities Plan does not have any of the rights or privileges of a stockholder, except with respect to shares that have actually been issued. Stockholders are urged to read the 2000 Securities Plan in its entirety.

ADMINISTRATION

   The 2000 Securities Plan is administered by the Stock Plan Committee of the Board of Directors, which must be comprised solely of at least two non-employee directors, unless the board elects to opt-out of this committee requirement. The Stock Plan Committee may, but is not required to be, the same as the Compensation Committee of the Board. The Stock Plan Committee is currently the same as the Compensation Committee, which is comprised of Messrs. Fidler and DeMare. The Stock Plan Committee has full authority, in its discretion, to:

  . select the persons to whom Awards will be granted;

  . grant Awards under the 2000 Securities Plan;

  . determine the number of shares to be covered by each Award;

  . determine the nature, amount, pricing, timing and other terms of the Award;

  . interpret, construe and implement the provisions of the 2000 Securities
    Plan (including the authority to adopt rules and regulations for carrying out the purposes of the plan); and

  . terminate, modify or amend the 2000 Securities Plan.

ELIGIBILITY

   Key employees (including employees who are also directors or officers), directors and certain consultants of the Company are eligible to be granted Awards under the 2000 Securities Plan at the discretion of the Stock Plan Committee. In determining the eligibility of any employee, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Stock Plan Committee may consider:

  . the position, responsibilities and importance of the participant to the Company; and

  . such other factors as the Stock Plan Committee deems relevant.

AWARDS

   Stock Options. Incentive stock options and non-qualified stock options may be granted for such number of shares of Common Stock as the Stock Plan Committee determines, except that no participant may be granted options to acquire more than 250,000 shares of Common Stock in any one calendar year.

   The exercise price for each stock option is determined by the Stock Plan Committee. Stock options must have an exercise price of at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock) of the fair market value of the Common Stock on the date the stock option is granted. Under the 2000 Securities Plan, fair market value of the Common Stock for a particular date is generally the closing price per share for the stock as quoted on the OTC Bulletin Board on such date.

   No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock). Pursuant to the 2000 Securities Plan, the aggregate fair market value of the Common Stock for which one or more incentive stock options granted to any participant may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed $100,000.

   A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the participant in cash or by such other means as the Stock Plan Committee may authorize. Fractional shares are not to be issued upon exercise of a stock option.

   The Stock Plan Committee may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option as a whole or in part by increasing the number of shares then purchasable. However, the Stock Plan Committee may not increase the total number of shares subject to an option.

   Subject to the foregoing and the other provisions of the 2000 Securities Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Stock Plan Committee.

   Restricted Stock. Restricted stock may be awarded by the Stock Plan Committee subject to such terms, conditions and restrictions as it deems appropriate. Restrictions may include limitations on voting rights and transferability of the shares, restrictions based on the duration of employment or engagement with the Company, and Company or individual performance. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire. In this regard, the Secretary of the Company or such other escrow holder as the Stock Plan Committee may appoint shall retain physical custody of each certificate representing restricted stock until all restrictions imposed under the applicable Award agreement shall expire or be removed.

   The Stock Plan Committee may require a participant to pay the Company an amount at least equal to the par value of the Common Stock awarded to the participant. Subject to any limitations imposed by the applicable Award agreement, from the date a participant becomes the holder of record of restricted stock, a participant has all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

   The 2000 Securities Plan provides that to the extent the Stock Plan Committee elects to grant an Award of restricted stock, the Award agreement applicable thereto shall, except in certain specified situations, provide the Company with the right to repurchase the restricted stock then subject to restrictions immediately upon a termination of employment or engagement for any reason whatsoever at a cash price per share equal to the price paid by the participant for the restricted stock.

   Unrestricted Stock. The Stock Plan Committee may, in its discretion, grant an Award of unrestricted stock to any eligible participant, pursuant to which such participant may receive shares of Common Stock free of any vesting restrictions under the 2000 Securities Plan. The Stock Plan Committee may also sell shares of unrestricted stock to eligible participants at a purchase price determined in its discretion. Unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

   Each participant who has made an election to receive shares of unrestricted stock will have the right to defer receipt of up to 100% of such shares in accordance with rules established by the Stock Plan Committee for that purpose and such election shall be effective on the later of six months and one day from the date of such election or the beginning of the next calendar year. The deferred unrestricted stock shall be entitled to receive dividend equivalent rights (as described below) settled in shares of Common Stock.

   Performance Stock and Option Awards. The Stock Plan Committee may make performance stock awards under the 2000 Securities Plan based upon terms and conditions it deems appropriate. The Stock Plan Committee may make performance stock or option awards independent of or in connection with the granting of any other Award under the 2000 Securities Plan. The Stock Plan Committee, in its discretion, shall determine whether and to whom performance stock or option awards shall be made, the performance criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. The Stock Plan Committee may utilize any of the following performance criteria when granting performance stock or option awards:

  . net income;

  . pre-tax income;

  . operating income;

  . cash flow;

  . earnings per share;

  . return on equity;

  . return on invested capital or assets;

  . cost reductions or savings;

  . funds from operations;

  . appreciation in the fair market value of the Common Stock;

  . earnings before any one or more of the following: interest, taxes, depreciation or amortization; and

  . such other criteria deemed appropriate by the Stock Plan Committee.

   A participant receiving a performance stock or option award shall have the rights of a stockholder only as to shares actually received by the participant and not with respect to shares subject to the Award but not actually received. At any time prior to the participant's termination of employment (or other business relationship) by the Company, the Stock Plan Committee may, in its discretion, accelerate, waive or, subject to the other provisions of the 2000 Securities Plan, amend any and all performance criteria specified under any performance stock or option award.

EFFECT OF TERMINATION

   Unless provided otherwise in writing (which may be entered into at any time before or after termination of employment of the participant), in the event of the termination of a participant's engagement, all of the participant's unvested Awards shall terminate and all of the participant's unexercised Awards shall expire and become unexercisable as of the earlier of:

  . the date such Awards would have expired in accordance with their terms had the participant remained employed or otherwise engaged by the Company;

  . six months after the participant's engagement is terminated as a result of death or permanent disability; and

  . ninety days after the participant's engagement is terminated for any other reason.

   The Stock Plan Committee may, in its discretion, designate shorter or longer periods to exercise Awards following a participant's termination of engagement; however, any shorter periods shall be effective only if provided for in the Award agreement or is otherwise consented to by the affected participant. Awards may only be claimed to the extent that installments thereof had become exercisable on or before the date of termination of the engagement. Further, the Stock Plan Committee may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested prior to the date of termination.

NON-TRANSFERABILITY

   No Award made under the 2000 Securities Plan may be sold, pledged or otherwise assigned in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Stock Plan Committee, pursuant to a qualified domestic relations order, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

ADJUSTMENT

   In general, the aggregate number of shares as to which Awards may be granted to participants under the 2000 Securities Plan, the number and kind of shares thereof covered by each outstanding Award, and/or the price per share thereof in each such Award will, upon a determination of the Stock Plan Committee, all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from an increase, decrease or exchange in the outstanding shares of Common Stock or additional shares or new or different shares are distributed in respect of such shares of Common Stock, through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares.

   Fractional interests will not be issued upon any adjustments made by the Stock Plan Committee; however, the committee may, in its discretion, make a cash payment in lieu of any fractional shares of Common Stock issuable as a result of such adjustments.

CHANGE IN CONTROL

   The 2000 Securities Plan provides that, in the event of a change in control of the Company, outstanding Awards, whether or not vested, shall automatically terminate unless:

  . the 2000 Securities Plan is continued and/or the outstanding Awards assumed;

  . the outstanding Awards are substituted with new awards covering the securities of a successor entity; or

  . the Board of Directors of the Company has otherwise provided for:

   . the acceleration of the vesting of the Awards and/or

   . the cancellation of the Awards and their automatic conversion into the right to receive the consideration payable to the holders of the Common Stock as a result of the change in control

If the Awards terminate because none of the preceding actions were provided for, then each participant shall have the right, prior to the change in control event, to exercise the participant's Awards to the fullest extent, including any installments which had not previously vested.

AMENDMENT AND TERMINATION OF THE PLAN

   The 2000 Securities Plan terminates on February 24, 2010. The 2000 Securities Plan provides that the Stock Plan Committee may at any time suspend, discontinue, revise or amend the plan and the plan as so revised or amended will govern all Awards granted thereunder, including those granted before such revision or amendment. The 2000 Securities Plan acknowledges, however, that no revision or amendment will function to alter, impair or diminish any rights or obligations under any Award previously granted (without the consent of the affected participants).

FEDERAL INCOME TAX CONSEQUENCES

   The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. RECIPIENTS OF AWARDS ARE ADVISED TO CONSULT THEIR

PERSONAL TAX ADVISORS WITH REGARD TO ALL TAX CONSEQUENCES ARISING WITH RESPECT TO THE AWARDS.

   Tax Withholding. If a distribution is made under this 2000 Securities Plan in cash, the Company will withhold taxes as required by law. If an Award is satisfied in the form of shares of the Common Stock, then no shares may be issued unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such Award.

   Deductibility of Awards. Company deductions for Awards granted under the 2000 Securities Plan are limited by Section 162(m) of the Internal Revenue Code of 1986 (the "Code") which generally limits the Company's deduction for non-performance based compensation to $1.0 million per year for the Company's CEO and its other four most highly compensated officers. The Company has not paid any compensation to any executive officers that was not deductible by reason of the prohibition of Section 162(m).

   Incentive Stock Options. Pursuant to the 2000 Securities Plan, employees may be granted stock options which are intended to qualify as "incentive stock options" under the provisions of Section 422 of the Code. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

   If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on the length of time the optionee held the shares.

   If the exercise price of an incentive stock option is paid in whole or in part with shares of Common Stock, no income gain or loss generally will be recognized by the optionee with respect to the shares of Common Stock paid as the exercise price. However, if such shares of Common Stock were received upon the exercise of an incentive stock option, the use of those shares as payment of the exercise price will be considered a disposition for purposes of determining whether there has been a disqualifying disposition of those shares.

   Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

   Non-Qualified Stock Options. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of Common Stock,
(i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of Common Stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

   Restricted Stock. A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award (less the amount paid by the recipient for such shares), determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the amount paid by the recipient for such shares) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

   Unrestricted Stock. Any shares of common stock received pursuant to an Award of unrestricted stock will be treated as compensation income received by the recipient generally in the year in which the recipient receives such shares. In each case, the amount of compensation income will equal the fair market value of the shares of Common Stock on the date compensation income is recognized (less the amount, if any, paid by the recipient for such shares). The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

   Performance Stock Awards. A recipient of a performance stock award will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any shares of Common Stock received pursuant to the Award will be treated as compensation income received by the recipient generally in the year in which the recipient receives such shares of Common Stock. The amount of compensation income will equal the fair market value of the shares of Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

   Other Tax Matters. The exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards following the occurrence of a change in control, in certain circumstances, may result in:

  (1) a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of Common Stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

  (2) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

AWARDS GRANTED UNDER THE 2000 SECURITIES PLAN

   Presently, approximately 50 persons would be eligible to be considered for Awards under the 2000 Securities Plan.

   It is not possible to determine the number of shares that will be awarded under the 2000 Securities Plan in the future to any particular individual. No Awards have been granted under the 2000 Securities Plan.

ITEM 3.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has approved King, Griffin & Adamson P.C. to serve as independent auditors of the Company for the fiscal year ending October 31, 2000, and recommends ratification by the stockholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock of the Company entitled to vote on this matter and represented in person or by proxy at the Meeting. Abstentions on this proposal will have the same legal effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of King, Griffin & Adamson P.C. as the Company's independent auditors without the approval of the stockholders of the Company if the Board of Directors deems such termination necessary or appropriate. A representative of King, Griffin & Adamson P.C. is expected to attend the Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

   Ernst & Young LLP ("E&Y") served as independent auditors of the Company for the fiscal year most recently completed and until July 13, 1998. By letter dated July 13, 1998, E&Y resigned as the independent accountants of the Company.

   Neither of E&Y's reports the Company's fiscal years ended October 31, 1997 or October 31, 1996 contained any adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.

   During the Company's fiscal years ended October 31, 1997 and 1996 and the subsequent interim periods preceding the resignation of E&Y, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

   During Company's fiscal years ended October 31, 1997 and 1996 and the subsequent interim periods preceding the resignation of E&Y, E&Y did not advise the Company (i) that the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information had come to E&Y's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) of the need to expand significantly the scope of its audits or that information had come to E&Y's attention that if further investigated may have (A) materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering such fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may have prevented it from rending an unqualified audit report on those financial statements), or (B) caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to E&Y's resignation (due to audit scope limitations or otherwise) or for any other reason, E&Y did not so expand the scope of its audit or conduct such further investigation; or (iv) that information had come to E&Y's attention that it had concluded materially impacted the fairness or reliability of either
(A) previously issued audit reports or the underlying financial statements, or
(B) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to E&Y's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to E&Y's resignation, the issue was not resolved to E&Y's satisfaction prior to its resignation.

   On July 15, 1998, the Company engaged King, Griffin & Adamson P.C. ("KG&A") as its independent principal accountants to audit its financial statements for the fiscal year ending October 31, 1998. Neither the Company nor anyone on its behalf has consulted KG&A prior to July 15, 1998 regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to Company or oral advice was provided that KG&A concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement with E&Y or any event that would otherwise be reportable arising from the Company's prior relationship with E&Y.

                             STOCKHOLDER PROPOSALS

   Any stockholder who wishes to submit a proposal for inclusion in the Company's proxy materials and for presentation at the Company's 2001 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than November 28, 2000.

                          ADVANCE NOTICE REQUIREMENTS

   The Company's bylaws require that stockholder proposals and director nominations by stockholders be made in compliance with certain advance notice requirements set forth in the Company's bylaws. For business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver a written notice to the Secretary of the Company no later than 90 days prior to the date of the scheduled meeting; however, if less than 100 days' notice or prior public disclosure of the date of the scheduled meeting is given, notice by the stockholder must be given no later than the close of business on the tenth day following the Company's public disclosure or mailing of a notice setting forth the date of the annual meeting. A stockholder's notice to the Secretary with regard to an annual meeting shall set forth, as to each matter that the stockholder proposes to bring before the meeting,

  . a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting,

  . the name and address, as they appear on the Company's books, of the stockholders supporting the proposal,

  . the class and number of shares of the Company that are beneficially owned by the supporting stockholders on the date of the presenting stockholder's notice, and

  . any material interest of the presenting or supporting stockholders in such business.

   Any stockholder desiring to nominate a person to serve as a director of the Company must provide written notice of the stockholder's intent to make such nomination to the Secretary of the Company no less than 90 days prior to the scheduled meeting; provided that if less than 100 days' notice or a public disclosure of the date of the scheduled meeting is given, notice by the stockholder must be given no later than the close of business on the tenth day following the Company's public disclosure or the mailing of a notice setting forth the date of the annual meeting. Any notice regarding a stockholder's proposal to nominate a director for election at an annual meeting must set forth

  . the name, age, business address and residence address of the person or persons intended to be nominated,

  . a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

  . a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nominations are to be made by the stockholder,

  . such other information regarding each nominee proposed by the stockholder that would have been required if it had been included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission, and

  . the consent of each nominee to serve as director of the Company if so elected.

   The Chairman of the meeting may refuse to bring any business before the meeting that is not properly brought before the meeting in accordance with the Company's bylaws. Copies of the Company's bylaws are available upon written request to the Secretary of the Company. The advance notice requirements for the Company's annual meetings do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy materials for a meeting of stockholders.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other matters that are to be presented for action at the Meeting. However, if any other matters properly come before the Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                          By Order of the Board of Directors

                                                     / s/ John Jenkins
                                          _____________________________________
                                                       John Jenkins
                                                         Secretary

March 28, 2000

                                    ANNEX A


                      DIAL-THRU INTERNATIONAL CORPORATION

                          2000 OMNIBUS SECURITIES PLAN


                      Adopted Effective February 24, 2000

                               TABLE OF CONTENTS

 ARTICLE 1. PURPOSE OF PLAN...............................................   1

 ARTICLE 2. EFFECTIVE DATE AND TERM OF PLAN...............................   1
    2.1  Term of Plan....................................................    1
    2.2  Effect on Awards................................................    1
    2.3  Stockholder Approval............................................    1

 ARTICLE 3. SHARES SUBJECT TO PLAN........................................   1
    3.1  Number of Shares................................................    1
    3.2  Source of Shares................................................    1
    3.3  Availability of Unused Shares...................................    1
    3.4  Adjustment Provisions...........................................    1
    3.5  Substitute Awards...............................................    2

 ARTICLE 4. ADMINISTRATION OF PLAN........................................   2
    4.1  Administering Body..............................................    2
    4.2  Authority of Administering Body.................................    3
    4.3  Eligibility.....................................................    3
    4.4  No Liability....................................................    3
    4.5  Amendments......................................................    4
    4.6  Other Compensation Plans........................................    4
    4.7  Plan Binding on Successors......................................    4
    4.8  References to Successor Statutes, Regulations and Rules.........    4
    4.9  Issuances for Compensation Purposes Only........................    4
    4.10 Invalid Provisions..............................................    4
    4.11 Governing Law...................................................    5

 ARTICLE 5. GENERAL AWARD PROVISIONS......................................   5
    5.1  Participation in the Plan.......................................    5
    5.2  Award Agreements................................................    5
    5.3  Exercise of Awards..............................................    5
    5.4  Payment for Awards..............................................    5
    5.5  No Employment or Other Continuing Rights........................    6
    5.6  Restrictions Under Applicable Laws and Regulations..............    6
    5.7  Additional Conditions...........................................    7
    5.8  No Privileges of Stock Ownership................................    7
    5.9  Non-Transferable................................................    7
    5.10 Information to Recipients.......................................    8
    5.11 Withholding Taxes...............................................    8
    5.12 Legends on Common Stock Certificates............................    8
    5.13 Effect of Termination of Employment on Awards...................    8
         Effect of Termination of Engagement on Awards--Non-employees
    5.14 Only............................................................    9
    5.15 Transfer; Leave of Absence......................................    9
    5.16 Limits on Awards to Certain Eligible Persons....................    9

 ARTICLE 6. STOCK OPTIONS.................................................  10
    6.1  Nature of Stock Options.........................................   10
    6.2  Option Exercise Price...........................................   10
    6.3  Option Period and Vesting.......................................   10
    6.4  Special Provisions Regarding Incentive Stock Options............   10
    6.5  Vesting Based Upon Performance Criteria.........................   11
    6.6  Restrictions....................................................   11

 ARTICLE 7. RESTRICTED STOCK AWARDS.........................................  11
    7.1  Nature of Restricted Stock Awards.................................   11
    7.2  Rights as Stockholders............................................   11
    7.3  Restriction.......................................................   11
    7.4  Repurchase or Restricted Stock....................................   12
    7.5  Escrows...........................................................   12
    7.6  Vesting of Restricted Stock.......................................   12
    7.7  Waiver, Deferral and Reinvestment of Dividends....................   12

 ARTICLE 8. UNRESTRICTED STOCK AWARDS.......................................  12
    8.1  Grant or Sale of Unrestricted Stock...............................   12

 ARTICLE 9. PERFORMANCE STOCK AWARDS........................................  12
    9.1  Nature of Performance Stock Awards................................   12
    9.2  Rights as a Stockholder...........................................   13
    9.3  Acceleration, Waiver, Etc.........................................   13

 ARTICLE 10. REORGANIZATIONS................................................  13
    10.1 Corporate Transactions Not Involving a Change in Control..........   13
    10.2 Corporate Transactions Involving a Change in Control..............   13

 ARTICLE 11. DEFINITIONS....................................................  14

                      DIAL-THRU INTERNATIONAL CORPORATION

                          2000 OMNIBUS SECURITIES PLAN

1. PURPOSE OF PLAN

   The Company has adopted this Plan to promote the interests of the Company, its Affiliated Entities and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons' contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article 11.

2. EFFECTIVE DATE AND TERM OF PLAN

   2.1 Term of Plan. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

   2.2 Effect on Awards. Awards may be granted during the Plan Term, but no Awards may be granted after the Plan Term. Notwithstanding the foregoing, each Award properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Award has been exercised, terminated or expired, as applicable, in accordance with its terms and the terms of this Plan.

   2.3 Stockholder Approval. This Plan shall be approved by the Company's stockholders within twelve (12) months after the Effective Date. The effectiveness of any Awards granted prior to such stockholder approval shall be specifically subject to, and conditioned upon, such stockholder approval.

3. SHARES SUBJECT TO PLAN

   3.1 Number of Shares. The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall be 1,000,000 subject to adjustment as set forth in Section 3.4.

   3.2 Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation, shares purchased on the open market.

   3.3 Availability of Unused Shares. Shares of Common Stock underlying unexercised, unearned or yet-to-be acquired portions of any Award granted under this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Awards under this Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards under this Plan. Notwithstanding the provisions of this Section 3.3, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the IRC.

3.4  Adjustment Provisions.

     (a) If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares or securities available for issuance under this Plan, (2) the number and kind of shares or other securities that can be granted to any one individual Recipient under his or her Awards, (3) the number and kind of shares or other securities subject to then outstanding Awards under this Plan, and/or (4) the price for each share or other unit of any other securities subject to then outstanding Awards under this Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of securities comprising such Awards) as to which such Awards remain exercisable.

     (b) No fractional interests will be issued under this Plan resulting from any adjustments, but the Administering Body, in its sole discretion, may make a cash payment in lieu of any fractional shares of Common Stock issuable as a result of such adjustments.

     (c) To the extent any adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive.

     (d) The grant of Awards pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (e) No adjustment to the terms of an Incentive Stock Option shall be made unless such adjustment either (i) would not cause such Incentive Stock Option to lose its status as an incentive stock option under the provisions of the IRC or (ii) is agreed to in writing by the Administering Body and the Recipient.

   3.5 Substitute Awards. The Administering Body may grant Awards under this Plan in substitution for stock and stock based Awards held by employees of another corporation who become employees of the Company or a Subsidiary Corporation as a result of a merger or consolidation of the employing corporation with the Corporation or a Subsidiary Corporation or the acquisition by the Company or a Subsidiary Corporation of property or stock of the employing corporation. The Administering Body may direct that the substitute Awards be granted on such terms and conditions as the Administering Body considers appropriate in the circumstances.

4. ADMINISTRATION OF PLAN

4.1 Administering Body.

     (a) Subject to the provisions of Section 4.1(b)(ii), this Plan shall be administered by the Board or by the Stock Plan Committee of the Board appointed pursuant to Section 4.1(b). The Stock Plan Committee may (but is not required to be), in the discretion of the Board, the same as the Compensation Committee of the Board.

     (b)

     (i) The Board in its sole discretion may from time to time appoint a Stock Plan Committee of not less than two (2) Board members to administer this Plan and, subject to applicable law, to exercise all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Stock Plan Committee, remove from membership on the Stock Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Stock Plan Committee, whether caused by removal, resignation or otherwise. The Board may disband the Stock Plan Committee at any time and thereby revest in the Board the administration of this Plan.

     (ii) Notwithstanding the foregoing provisions of this Section 4.1(b) to the contrary, upon becoming and so long as the Company remains an Exchange Act Registered Company and has not, by action of the Board, elected to opt out of the provisions of this Section 4.1(b)(ii), (1) the Board shall appoint the Stock Plan Committee, (2) this Plan shall be administered by the Stock Plan Committee and (3) each member of the Stock Plan Committee shall be a Non-employee Director, and, in addition, if Awards are to be made to persons subject to Section 162(m) of the IRC and such Awards are intended to constitute Performance-Based Compensation, then each member of the Stock Plan Committee shall, in addition to being a Non-employee Director, be an Outside Director.

     (iii) The Stock Plan Committee shall report to the Board the names of Eligible Persons granted Awards, the precise type of Award granted, the number of shares of Common Stock issuable pursuant to such Award and the terms and conditions of each such Award.

   4.2 Authority of Administering Body.

     (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to interpret and construe this Plan and any agreements or other documents defining the rights and obligations of the Company and such Eligible Persons who have been granted Awards hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable, and otherwise to carry out the terms of this Plan and such agreements and other documents. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Award shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Award shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Awards.

     (b) Subject to the express provisions of this Plan, the Administering Body may from time to time, in its discretion, select the Eligible Persons to whom, and the time or times at which, such Awards shall be granted, the nature of each Award, the number of shares of Common Stock that comprise or underlie each Award, the period for the purchase or exercise of each Award, as applicable, the Performance Criteria applicable to the Award, if any, and such other terms and conditions applicable to each individual Award as the Administering Body shall determine. The Administering Body may grant, at any time, new Awards to an Eligible Person who has previously received Awards whether such prior Awards are still outstanding, have previously been canceled, disposed of or exercised as a whole or in part, as applicable, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. Any and all terms and conditions of the Awards, including the purchase or exercise price, as the case may be, may be established by the Administering Body without regard to existing Awards.

     (c) Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; provided, however, that (i) if the Administering Body is the Stock Plan Committee and consists of two (2) members, then actions of the Administering Body must be unanimous and (ii) if the Administering Body is the Board, actions taken at a meeting of the Board shall be valid if approved by directors constituting a majority of the required quorum for such meeting.

   4.3 Eligibility. Only Eligible Persons shall be eligible to receive Awards under this Plan as shall be selected from time to time by the Administering Body, in its sole and absolute discretion.

   4.4 No Liability. No member of the Board or the Stock Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith of such member.

   4.5 Amendments.

     (a) The Administering Body may, insofar as permitted by applicable law, rule or regulation, from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment; provided, however, that no such revision or amendment shall alter, impair or diminish any rights or obligations under any Award previously granted under this Plan, without the written consent of the Recipient. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision shall be required unless (i) such approval is required by applicable law, rule or regulation or (ii) an amendment or revision to this Plan is required by any stock exchange or automated quotation system then listing the shares of Common Stock.

     (b) The Administering Body may, with the written consent of a Recipient, make such modifications in the terms and conditions of an Award as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion with the written consent of Recipient, at any time and from time to time after the grant of any Award
  (i) accelerate or extend the vesting or exercise period of any Award as a whole or in part, (ii) adjust or reduce the purchase or exercise price, as applicable, of Awards held by such Recipient by cancellation of such Awards and granting of Awards at lower purchase or exercise prices or by modification, extension or renewal of such Awards and (iii) reduce or otherwise modify the Performance Criteria applicable to any Award. In the case of Incentive Stock Options, Recipients acknowledge that extensions of the exercise period may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.

     (c) Except as otherwise provided in this Plan or in the applicable Award Agreement, no amendment, revision, suspension or termination of this Plan will, without the written consent of the Recipient, alter, terminate, impair or adversely affect any right or obligation under any Award previously granted under this Plan.

   4.6 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, securities purchase, incentive or other compensation plans in effect for the Company, and this Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Employees, Directors, Consultants or others, whether or not approved by stockholders.

   4.7 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

   4.8 References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

   4.9 Issuances for Compensation Purposes Only. This Plan constitutes an "employee benefit plan" as defined in Rule 405 promulgated under the Securities Act. Awards to eligible Employees or Directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise. Awards to Consultants shall be granted only in exchange for bona fide services rendered by such consultants or advisors and such services must not be in connection with the offer and sale of securities in a capital-raising transaction.

   4.10 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

   4.11 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

5. GENERAL AWARD PROVISIONS

  5.1 Participation in the Plan.

     (a) A person shall be eligible to receive Award grants under this Plan if, at the time of the grant of such Award, such person is an Eligible Person.

     (b) Incentive Stock Options may be granted only to Employees meeting the employment requirements of Section 422 of the IRC.

     (c) Notwithstanding anything to the contrary herein, the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

  5.2 Award Agreements.

     (a) Each Award granted under this Plan shall be evidenced by an Award Agreement, which shall be duly executed on behalf of the Company and by the Recipient or, in the Administering Body's discretion, a confirming memorandum issued by the Company to the Recipient setting forth such terms and conditions applicable to such Award as the Administering Body may in its discretion determine. Award Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Agreement. Any Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

     (b) In case of any conflict between this Plan and any Award Agreement, this Plan shall control.

     (c) In consideration of the granting of an Award under the Plan, if requested by the Company, the Recipient shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as a Non-employee Director of, as applicable) the Company or any Affiliated Entity for a period of at least one (1) year (or such shorter period as may be fixed in the Award Agreement or by action of the Administering Body following grant of the Award) after the Award is granted (or, in the case of a Non-employee Director, until the next annual meeting of stockholders of the Company).

   5.3 Exercise of Awards. No Award granted hereunder shall be issuable or exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock (or such other amount as is set forth in the applicable Award Agreement) may be purchased at one time and Stock Options, or other Awards, as applicable, must be purchased or exercised, as applicable, in multiples of 100 unless the number purchased is the total number at the time available for purchase under the terms of the Award. An Award shall be deemed to be claimed or exercised when the Secretary or other designated official of the Company receives appropriate written notice, on such form acceptable to the Company, from the Recipient, together with payment of the applicable purchase or exercise price made in accordance with the Award Agreement and any amounts required under Section 5.11. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Award Agreements, such conditions upon the exercise of Awards (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under Section 5.11 or other applicable section of or regulation under the IRC.

  5.4 Payment for Awards.

     (a) Awards requiring payment of a purchase or exercise price shall be payable upon the exercise of such Award pursuant to any Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.

     (b) The Company may assist any person to whom Awards are granted hereunder (including without limitation any Employee, Director or Consultant of the Company) in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of such Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body.

     (c) In the discretion of the Administering Body, payments for purchase or exercise of Awards may be by matured capital stock of the Company (i.e., owned longer than six (6) months) delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body (valued at Fair Market Value as of the exercise date), or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance; provided, however, that the Administering Body may, in the exercise of its discretion, (i) allow exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) allow the Company to loan the applicable purchase or exercise price to the Recipient, if the purchase or exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the purchase or exercise price and amounts required pursuant to Section 5.11.

   5.5 No Employment or Other Continuing Rights. Nothing contained in this Plan (or in any Award Agreement or in any other agreement or document related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ (or other business relationship) of the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any Award Agreement pursuant to this Plan, the Company shall have the right to deal with each Recipient in the same manner as if this Plan and any such Award Agreement did not exist, including without limitation with respect to all matters related to the hiring, retention, discharge, compensation and conditions of the employment or engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of Awards pursuant to this Plan shall be determined by the Administering Body, and the Administering Body's determination thereof shall be final and binding.

  5.6 Restrictions Under Applicable Laws and Regulations.

     (a) All Awards granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to any such Award granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Awards or the issuance, if any, or purchase of shares in connection therewith, such Awards may not be granted or exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use reasonable efforts to seek to obtain from the appropriate regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

     (b) The Company shall be under no obligation to register or qualify the issuance of Awards or underlying shares of Common Stock under the Securities Act or applicable state securities laws. Unless the shares of Common Stock applicable to any such Award have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any shares of Common Stock covered by any Award unless the Award and underlying shares of Common Stock, as applicable, may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Recipient is acquiring such securities for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such securities. The Administering Body may also require the Recipient to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

   5.7 Additional Conditions. Any Award may also be subject to such other provisions (whether or not applicable to any other Award or Eligible Person) as the Administering Body determines appropriate including without limitation (a) provisions to assist the Recipient in financing the purchase of Common Stock issuable as a result of such Award, (b) provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, (c) provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Recipient elects to dispose of such shares, and (d) provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

   5.8 No Privileges of Stock Ownership. Except as otherwise set forth herein, a Recipient shall have no rights as a stockholder with respect to any shares issuable or issued in connection with an Award until the date of the receipt by the Company of all amounts payable in connection with the purchase or exercise, as applicable, of the Award, the satisfaction or waiver of all applicable Performance Criteria and performance by the Recipient of all obligations applicable thereto. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (nor any documents related hereto) nor any action taken pursuant hereto (or thereto) shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any Person. To the extent that any Person acquires a right to receive Awards hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

  5.9 Non-Transferable.

     (a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administering Body, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be subject to liability for the debts, contracts or engagements of the Recipient or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

     (b) During the lifetime of the Recipient, only he or she may exercise an Option or other Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administering Body pursuant to a DRO. After the death of the Recipient, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Recipient's will or under the then applicable laws of descent and distribution.

   5.10 Information to Recipients.

     (a) The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including without limitation applicable federal and state securities laws, rules and regulations.

     (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient's agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to the Recipient's obligations under this Section 5.10(b)).

   5.11 Withholding Taxes. Whenever the granting, vesting or exercise of any Award granted under this Plan, or the transfer of any shares issued upon exercise of any Award, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to issuance of such shares. The Administering Body may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company (or by withholding a portion of the stock otherwise issuable in connection with such Awards).

   5.12 Legends on Common Stock Certificates. Each certificate representing shares acquired as a result of any Award granted hereunder shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the certificate. The determination of which legends, if any, shall be placed upon such certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

   5.13 Effect of Termination of Employment on Awards--Employees Only.

     (a) Termination. Subject to Section 5.13(b), and except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination of employment of the Recipient, in the event of the termination of an Employee Recipient's employment, all of the Recipient's unvested Awards shall terminate and all of the Recipient's unexercised Awards shall expire and become unexercisable as of the earlier of (A) the date such Awards would have expired in accordance with their terms had the Recipient remained employed and (B) (i) six (6) months after the Recipient's engagement is terminated as a result of death or Permanent Disability and (ii) ninety
  (90) days after Recipient's engagement is terminated for any other reason.

     (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in Section 5.13(a), the Administering Body may in its discretion designate shorter or longer periods to claim or otherwise exercise Awards following a Recipient's termination of employment; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Award or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Awards shall be claimed or exercisable by a Recipient following such Recipient's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; and provided, further, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested on or prior to the date of such termination.

   5.14 Effect of Termination of Engagement on Awards--Non-Employees Only.

     (a) Termination. Subject to Section 5.14(b), and except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination of engagement of the Recipient, in the event of the termination of any non-Employee Recipient's engagement (including, Directors and Consultants), all of the Recipient's unvested Awards shall terminate and all of the Recipient's unexercised Awards shall expire and become unexercisable as of the earlier of (A) the date such Awards would have expired in accordance with their terms had the Recipient remained engaged by the Company and
  (B)(i) six (6) months after Recipient's engagement is terminated as a result of death or Permanent Disability and (ii) ninety (90) days after Recipient's engagement is terminated for any other reason.

     (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in Section 5.14(a), the Administering Body may, in its discretion, designate shorter or longer periods to claim or otherwise exercise Awards following a non-Employee Recipient's termination of engagement; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Award or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, awards shall be claimed or exercisable by a Recipient following such Recipient's termination of engagement only to the extent that the installments thereof had become exercisable on or prior to the date of such termination; and provided further, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested on or prior to the date of such termination.

   5.15 Transfer; Leave of Absence. For purposes of this Plan, the transfer by a Recipient to the employment or engagement of (i) the Company from a Subsidiary Corporation, (ii) from the Company to a Subsidiary Corporation or
(iii) from one Subsidiary Corporation to another Subsidiary Corporation (including, with respect to Consultants, the assignment between the Company and a Subsidiary Corporation or between two Subsidiary Corporations, as applicable, of an agreement pursuant to which such services are rendered) or, with respect solely to Employees, an approved leave of absence for military service, sickness, or for any other purpose approved by the Company, shall not be deemed a termination. In the case of any Employee on an approved leave of absence, the Administering Body may make such provision respecting continuance of Awards as the Administering Body in its discretion deems appropriate, except that in no event shall a Stock Option or other Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

   5.16 Limits on Awards to Certain Eligible Persons.

     (a) Limitations Applicable to Section 162(m)
  Participants. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted any one or more Awards with respect to more than 250,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.16 shall be subject to adjustment as provided in Section 3.4 and under Article 11, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

     (b) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6. STOCK OPTIONS

   6.1 Nature of Stock Options. Subject to the limitations provided otherwise herein, Stock Options may be Incentive Stock Options or Non-qualified Stock Options.

   6.2 Option Exercise Price. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Option. The Administering Body may, with the consent of the Recipient and subject to compliance with statutory or administrative requirements applicable to Incentive Stock Options, amend the terms of any Stock Option to provide that the exercise price of the shares remaining subject to the Stock Option shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Stock Option that is amended in accordance with the foregoing shall be required, although the Administering Body may, in its discretion, make such further modifications of any such Stock Option as are not inconsistent with this Plan.

   6.3 Option Period and Vesting. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body, except that exercise of such Stock Options after termination of the Recipient's employment or engagement shall be subject to Section 5.13 or 5.14, as the case may be. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than ten (10) years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Agreement. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Option as a whole or in part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

   6.4 Special Provisions Regarding Incentive Stock Options.

     (a) Notwithstanding anything in this Article 6 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (ii) that the Incentive Stock Option not be exercisable after the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

     (b) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its Subsidiary Corporations or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.

     (c) Any Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.

   6.5 Vesting Based Upon Performance Criteria. The Administering Body may make the vesting of any Stock Option grants hereunder subject to the attainment of specified Performance Criteria. The Administering Body, in its sole discretion, shall determine whether and to whom Stock Options having vesting based upon the attainment of specified Performance Criteria shall be made, the Performance Criteria applicable under each such Stock Option, the periods during which performance is to be measured, and other limitations and conditions applicable to such Stock Options; provided, however, that the Administering Body may rely on the Performance Criteria and other standards applicable to other performance unit plans of the Company in setting the standards for the vesting of Stock Options granted under the Plan. At any time prior to a participant's termination of employment (or other business relationship) by the Company, the Administering Body may, in its sole discretion, accelerate, waive or, subject to other provisions of this Plan, amend any and all of the goals, restrictions or conditions of any Performance Criteria imposed in connection with the grant of any Stock Option.

   6.6 Restrictions. The Administering Body, in its sole and absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Recipient shall give the Company prompt notice of any disposition of shares of Common Stock required by exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of section 424(h) of the IRC) such Option to such Recipient or (ii) one year after the transfer of such shares to such Recipient.

7. RESTRICTED STOCK AWARDS

   7.1 Nature of Restricted Stock Awards. The Administering Body may grant Restricted Stock Awards to any Eligible Person. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Administering Body (but not less than the par value thereof unless permitted by applicable state law), shares of Common Stock subject to such restrictions and conditions as the Administering Body may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationships) and/or the achievement of pre-established Performance Criteria.

   7.2 Rights as Stockholders. Subject to Section 7.3, upon delivery of the shares of the Restricted Stock to the escrow holder pursuant to Section 7.5, the Recipient shall have, unless otherwise provided by the Administering Body, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administering Body, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.

   7.3 Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administering Body shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or engagement with the Company or its Affiliated Entities, Company performance and individual performance; provided, however, that, unless the Administering Body otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six (6) months and one (1) day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) participants, by action taken after the Restricted Stock is issued, the Administering Body may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

   7.4 Repurchase of Restricted Stock. The Administering Body shall provide in the terms of each individual Award Agreement that the Company shall have a right to repurchase from the Recipient the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a termination of employment (with or without cause and for any reason whatsoever) or, if applicable, upon a termination of engagement (with or without cause and for any reason whatsoever) between the Recipient and the Company, at a cash price per share equal to the price paid by the Recipient for such Restricted Stock; provided, however, that except with respect to shares of Restricted Stock granted to Section 162(m) participants, the Administering Body in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a termination of employment or engagement following a Change in Control of the Company or because of the Recipient's death or Permanent Disability.

   7.5 Escrows. The Secretary of the Company or such other escrow holder as the Administering Body may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

   7.6 Vesting of Restricted Stock. The Administering Body at the time of grant shall specify the date or dates and/or attainment of pre-established Performance Criteria and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

   7.7 Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Award of Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

8. UNRESTRICTED STOCK AWARDS

   8.1 Grant or Sale of Unrestricted Stock.

     (a) Grant or Sale of Unrestricted Stock. The Administering Body may, in its sole discretion, grant (or sell at a purchase price determined by the Administering Body) an Unrestricted Stock Award to any Eligible Person, pursuant to which such individual may receive shares of Common Stock free of any vesting restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

     (b) Deferral of Awards. Each Recipient who has made an election to receive shares of Unrestricted Stock under this Article 8 will have the right to defer receipt of up to 100% of such shares of Unrestricted Stock payable to such Recipient in accordance with such rules and procedures as may from time to time be established by the Administering Body for that purpose, and such election shall be effective on the later of the date six
  (6) months and one (1) day from the date of such election or the beginning of the next calendar year. The deferred Unrestricted Stock shall be entitled to receive Dividend Equivalent Rights settled in shares of Common Stock.

9. PERFORMANCE STOCK AWARDS

   9.1 Nature of Performance Stock Awards. A Performance Stock Award is an Award entitling the Recipient to acquire shares of Common Stock upon the attainment of specified Performance Criteria. The Administering Body may make Performance Stock Awards independent of or in connection with the granting of any other Award under the Plan. Performance Stock Awards may be granted under the Plan to any Eligible

Person. The Administering Body, in its sole discretion, shall determine whether and to whom Performance Stock Awards shall be made, the Performance Criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares; provided, however, that the Administering Body may rely on the Performance Criteria and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Stock Awards under the Plan.

   9.2 Rights as a Stockholder. A Recipient receiving a Performance Stock Award shall have the rights of a stockholder only as to shares actually received by the Recipient under the Plan and not with respect to shares subject to the Award but not actually received by the Recipient. A Recipient shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Stock Award only upon satisfaction of all conditions specified in the Award Agreement evidencing the Performance Stock Award (or in a performance plan adopted by the Administering Body).

   9.3 Acceleration, Waiver, Etc. At any time prior to the Participant's termination of employment (or other business relationship) by the Company, the Administering Body may, in its sole discretion, accelerate, waive or, subject to the other provisions of this Plan, amend any and all of the goals, restrictions or conditions imposed under any Performance Stock Award.

10. REORGANIZATIONS

   10.1 Corporate Transactions Not Involving a Change in Control. If the Company shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Award outstanding under this Plan shall thereafter be claimed or exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such Reorganization, and any adjustments will be made to the terms of the Award, and the underlying Award Agreement, in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

   10.2 Corporate Transactions Involving a Change in Control. As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) shall automatically terminate unless
(a) provision is made in writing prior to or in connection with such transaction for the continuance of this Plan and/or for the assumption of such Awards, or for the substitution for such Awards of new grants covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or
(b) the Board otherwise has provided or shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (i) accelerating the vesting of outstanding Awards and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash and/or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 10.2, this Plan and the Awards granted hereunder shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the Change in Control as the Board shall designate, to convert, claim or exercise, as applicable, the Recipient's Awards to the full extent not theretofore converted, claimed or exercised, including any installments which have not yet become vested.

11. DEFINITIONS

   Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

   "Administering Body" shall mean the Board as long as no Stock Plan Committee has been appointed and is in effect and shall mean the Stock Plan Committee as long as the Stock Plan Committee is appointed and in effect.

   "Affiliated Entity" means any Parent Corporation or Subsidiary Corporation.

   "Award" or "Awards," except where referring to a particular category or grant under the Plan, shall include Incentive Stock Options, Non-qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Stock Awards.

   "Award Agreement" means the agreement or confirming memorandum setting forth the terms and conditions of the Award.

   "Board" means the Board of Directors of the Company.

   "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

     (a) Any Person becomes after the Effective Date the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

     (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 30% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

     (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other Person, other than

       (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

       (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

     (d) Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company.

     (e) Notwithstanding the foregoing, a Change in Control of the type described in paragraph (b), (c) or (d) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (a) shall be deemed to be completed as of the date the entity or group attaining 30% or greater ownership has elected its representatives to the Company's Board of Directors and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of any employee's employment.

   "Commission" means the Securities and Exchange Commission.

   "Common Stock" means the common stock of the Company as constituted on the Effective Date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3.4 above.

   "Company" means Dial-Thru International Corporation, a Delaware corporation.

   "Consultant" means any consultant or advisor if:

     (a) the consultant or advisor renders bona fide services to the Company or any Affiliated Entity;

     (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

     (c) the consultant or advisor is a natural person who has contracted directly with the Company or an Affiliated Entity to render such services.

   "Director" means any person serving on the Board of the Company irrespective of whether such person is also an Employee of the Company.

   "DRO" shall mean a domestic relations order as defined by the IRC or Title I of ERISA or the rules thereunder.

   "Effective Date" means February 24, 2000, which is the date this Plan was adopted by the Board.

   "Eligible Person" shall include key Employees, Directors and Consultants of the Company or of any Affiliated Entity.

   "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the IRC) of the Company or any Affiliated Entity.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Exchange Act Registered Company" means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

   "Expiration Date" means the tenth anniversary of the Effective Date.

   "Fair Market Value" of a share of the Company's capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market or SmallCap Market), the closing sale prices of the stock quoted for such date as reported in the transactions index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the Nasdaq National Market or SmallCap Market, closing sales prices per share for the stock as quoted on the National Association of Securities Dealers over-the-counter bulletin board ("OTCBB") on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the Fair Market Value of the stock on the date an option is granted); or (c) if the stock is not then listed on an exchange or quoted on the Nasdaq National Market or SmallCap Market or the OTCBB, an amount determined in good faith by the Administering Body; provided, however, that when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC.

   "Incentive Stock Option" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

   "IRC" means the Internal Revenue Code of 1986, as amended.

   "Non-employee Director" means any director of the Company who qualifies as a "non-employee director" within the meaning of Rule 16b-3.

   "Non-qualified Stock Option" means a Stock Option that is not an Incentive Stock Option.

   "Outside Director" means an "outside director" as defined in the regulations adopted under Section 162(m) of the IRC.

   "Parent Corporation" means any Parent Corporation as defined in Section 424(e) of the IRC.

   "Performance-Based Compensation" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant, the Stock Plan Committee, in order to qualify Awards as performance-based compensation under Section 162(m) of the IRC, can condition the granting, vesting or exercisability or purchase price of such Awards on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) book value; (b) earnings per share (including earnings before interest, taxes and amortization); (c) return on equity; (d) total stockholder return; (e) return on capital; (f) return on assets or net assets; (g) income or net income; (h) operating income or net operating income; (i) operating margin; (j) attainment of stated goals related to the Company's capitalization, costs, financial condition or results of operations; and (k) any other similar performance criteria.

   "Performance Criteria" shall mean the following business criteria with respect to the Company, any Affiliated Entity or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow,
(e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization and (l) such other criteria deemed appropriate by the Administering Body.

   "Performance Stock Awards" means Awards granted pursuant to Article 9.

   "Permanent Disability" shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Stock Plan Committee with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 5.13(b)(ii) hereof, Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the IRC.

   "Person" means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Company and its Subsidiary Corporations, (b) any employee stock ownership or other employee benefit plan maintained by the Company that is qualified under ERISA and (c) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

   "Plan" means this 2000 Omnibus Securities Plan of the Company.

   "Plan Term" means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

   "Recipient" means a person who has received Awards under this Plan or any person who is the successor in interest to a Recipient.

   "Reorganization" means any merger, consolidation or other reorganization.

   "Restricted Stock" shall have the meaning ascribed thereto in Section 7.1.

   "Restricted Stock Awards" means any Award granted pursuant to Article 7 of this Plan.

   "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Significant Stockholder" is an individual who, at the time an Award is granted to such individual under this Plan, owns more than 10% of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

   "Stock Option" or "Option" means a right to purchase stock of the Company granted under Article 6 of this Plan to an Eligible Person.

   "Stock Plan Committee" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

   "Subsidiary Corporation" means any Subsidiary Corporation as defined in
Section 424(f) of the IRC.

   "Unrestricted Stock" shall have the meaning ascribed thereto in Section
8.1.

   "Unrestricted Stock Award" means any Award granted pursuant to Article 8 of this Plan.

                      DIAL-THRU INTERNATIONAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Roger D. Bryant and John Jenkins, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of Dial-Thru International Corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 15, 2000 and at any adjournments thereof.

1.Election of           FOR All                WITHHOLD
Directors               nominees               AUTHORITY to
                        named below            vote for all
                        (except as             nominees
                        marked to the          named below
                        contrary)

 Roger D. Bryant, John Jenkins, Nick DeMare, Robert M. Fidler, Lawrence Vierra

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

           --------------------------------------------
2.To approve and adopt the Company's 2000 Omnibus Securities Plan.

                 FOR               AGAINST           ABSTAIN

3.To ratify the selection of King, Griffin & Adamson P.C. to serve as independent public accountants for the Company for the 2000 fiscal year.

                 FOR               AGAINST           ABSTAIN

   In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                  (Continued and to be signed on Reverse Side)

                          (Continued from Other Side)

   THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" EACH OF THE PROPOSALS SET FORTH HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

   [INSERT MAILING                     Dated: __________________
LABEL]

                                       _________________________
                                       Signature of Shareholder

                                       _________________________
                                       Signature (if jointly
                                       owned)

                                       Please sign exactly as
                                       the name appears on the
                                       certificate or
                                       certificates
                                       representing shares to
                                       be voted by this proxy.
                                       When signing as
                                       executor, administrator,
                                       attorney, trustee or
                                       guardian, please give
                                       full title as such. If a
                                       corporation, please sign
                                       in full corporate name
                                       by president or other
                                       authorized person. If a
                                       partnership, please sign
                                       in partnership name by
                                       authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.